EXHIBIT 14.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements Nos. 333-85090, 333-108896 and 333-110486, on Form F-3, and Nos. 33-80947, 333-06482,
333-11720, 333-83204, 333-107943 and 333-117565, on Form S-8, of our report dated February 3, 2005 (May 30, 2005 as for Note 20), relating to the consolidated financial statements of Tower Semiconductor Ltd., appearing in this Annual Report on Form 20-F of Tower Semiconductor Ltd. for the year ended December 31, 2004.



Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu


Tel Aviv, Israel
June 28, 2005